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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1992 Stock Plan, 1995 Stock Plan and Shares Acquired under Written Compensation Agreements of InterTrust Technologies Corporation of our report dated February 19, 1999, except for
Note 6, as to which the date is May 5, 1999, with respect to the financial statements of InterTrust Technologies Corporation included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Palo Alto, California
January 18, 2000